EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 1, 2022 relating to the financial statements of Ultimax Digital, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Liebman Goldberg & Hymowitz, LLP
Garden City, New York October 24, 2022